1
Calendar Shift Impact
Calendar Shift Impact
FY2014 –
FY2014 –
February 3, 2013 to February 1, 2014
February 3, 2013 to February 1, 2014
As Fiscal 2014 (the 52 weeks ending February 1, 2014 “FY2014”) is the year after a 53 week year
(53 weeks ending February 2, 2013 “FY2013), the comparable store sales calculation will follow the National Retail Federation guidelines available on its website.  In addition, there are several timing related considerations which will impact quarterly results and should be taken into account when forecasting Signet’s business.
1.  Expenses relative to Valentine’s Day will be split between fourth quarter FY2013 and first quarter of FY2014 due to the Valentine’s calendar.  The sales from a Mother’s Day promotional event will shift into first quarter of FY2014 from the second quarter last year, increasing first quarter FY2014 sales and profit.  We will provide our  first quarter FY2014 outlook when we release our FY2013 results on March 28, 2013.
2.  Second quarter FY2014 will be challenging due to the Mother’s Day event shifting back to first quarter and we expect EPS growth will be minimal in this quarter.
3.  Third quarter FY2014 has no unusual calendar events to impact the comparison of FY2013 unlike the more difficult comparison of third quarter FY2013 to FY2012 when there was the Jared watch promotion, and we currently believe results should improve slightly.
4.  Fourth quarter FY2014 will not have the sales or profit impact of FY2013 53 rd
week; and the
timeframe between Thanksgiving and Christmas will compress from 32 days to 26, which will again alter buying patterns during the holiday season.
Exhibit 99.1